Launching Now: Yayoi Kusama's Pumpkin Inbox ×



MASTERWORKS
YAYOI KUSAMA
Yayoi Kusama
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Yellow Pumpkins Drive Prices

Pumpkins are an important motif in Kusama's oeuvre, and Yellow Pumpkins specifically have driven several of her top results, making up 4 of her top 10 auction prices.



Our Offering

$424K

Pumpkin (1991)

Kusama's Top 3 Pumpkin Auction Records



#4 Auction Record

Sold at Christie's HK

Pumpkin (LPASG) (2013)



#8 Auction Record

Sold at Sotheby's HK

Pumpkin (1995)



#10 Auction Record

Sold at Christie's HK

A-Pumpkin ([BAGN8]) (2011)

Attractive Appreciation

Between 2005 and 2025, similar Pumpkin paintings have appreciated at a **rate of 25.2% annually.**



$600k
$400k
$200k
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Kusama's Masterworks Proceeds Distributed Back To Date

$6,291,283.22

That's how much Kusama has distributed back to more than 1,200 investors across her two exits on Masterworks (incl. amount invested) Past performance not indicative of future returns.

	Offering Size	Sold For
Masterworks 022 *604 days held*	$1.21M	**$2.22M**
 **Masterworks 028** *686 days held*	$3.11M	**$4.50M**

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View offering circular below.